UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2024

Complete Solaria, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40117	93-2279786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45700 Northport Loop East, Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510 270-2507

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSLR	The Nasdaq Global Market

Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	CSLRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 1, 2024, Complete Solaria, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with CRSEF Solis Holdings, L.L.C. (“Carlyle”), Kline Hill Partners Fund LP, Kline Hill Partners IV SPV LLC, and Kline Hill Partners Opportunity IV SPV LLC (together “Kline Hill”) providing for:

●	the cancellation of all indebtedness owed to Carlyle by the Company, termination of all debt instruments by and between the Company and Carlyle (through the transfer of Carlyle’s interest in CS Solis, LLC, to the Company), and the satisfaction of all obligations owed to Carlyle by the Company under the terminated debt instruments;

●	the issuance of a convertible note in the original principal amount of $10,000,000 to Carlyle;

●	the cancellation of all indebtedness owed to Kline Hill by the Company, termination of all debt instruments by and between the Company and Kline Hill, and the satisfaction of all obligations owed to Kline Hill by the Company under the terminated debt instruments;

●	the issuance of convertible notes in the aggregate original principal amount of $7,972,731 to Kline Hill; and

●	the issuance of 1,500,000 shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) to Kline Hill (the “Shares”);

In addition, the Company entered into a note purchase agreement and issued a convertible note to Thurman “T.J.” Rodgers, the Company’s Chief Executive Officer, in the original principal amount of $18,000,000. The Company also entered into a note purchase agreement and issued a convertible note to a strategic investor in the original principal amount of $6,000,000. The strategic investor is obligated to purchase an additional convertible note in the original principal amount of $4,000,000 prior to July 12, 2024.

The convertible notes bear a 12% interest rate. The convertible notes are general unsecured obligations of the Company and will mature on July 1, 2029, unless earlier converted, redeemed or repurchased. Interest on the convertible notes will accrue at a rate of 12.00% per year from July 1, 2024 and will be payable semiannually in arrears on January 1 and July 1 of each year, beginning on July 1, 2025. The convertible notes are convertible at the option of the holders at any time prior to the payment of the payment of the principal amount of such convertible note in full. Upon conversion of any convertible note, the Company will satisfy its conversion obligation by delivering shares of Common Stock and paying cash in respect of any fractional shares.

The conversion rate for the convertible notes is initially equal to 595.2381 shares of common stock per $1,000 principal amount due under the convertible notes, which is equivalent to an initial conversion price of approximately $1.68 per share of Common Stock and represents a premium of approximately 50.0% above the last reported sale price of the Common Stock on the Nasdaq Global Market on June 28, 2024. The conversion rate shall be subject to adjustment from time to time pursuant to the terms of the convertible notes. In addition, following certain corporate events that occur prior to the maturity date of the convertible notes or if the Company delivers a notice of redemption in respect of a convertible note, the Company will, under certain circumstances, increase the conversion rate of a convertible note for a holder who elects to convert its convertible note in connection with such a corporate event or convert its convertible note called for redemption in connection with such notice of redemption, as the case may be.

The Company may not redeem the convertible notes prior to July 5, 2026. The Company may redeem for cash all (but not less than all) of a convertible note, at its option, (i) on or after July 5, 2026 and prior to July 1, 2027, if the last reported sale price of the Common Stock has been at least 150% of the conversion price for the convertible note then in effect and (ii) on or after July 5, 2027 and prior to the maturity date for the convertible note if the last reported sale price of the Common Stock has been at least 130% of the conversion price for the convertible note then in effect, in each case of (i) and (ii), for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption at a redemption price equal to 100% of the principal amount of the convertible note to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the convertible notes.

If the Company undergoes a change of control (as defined in the convertible notes), then, subject to certain conditions and except as described in the convertible notes, holders may require the Company to redeem for cash all (but not less than all) of their convertible note at a price equal to 100% of the principal amount of the convertible notes to be redeemed.

The convertible notes set forth certain events of default after which a convertible note may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which a convertible note becomes automatically due and payable. The following events are considered “events of default” under the convertible notes:

●	(i) any default in any payment of principal amount, change of control redemption amount or redemption price on a convertible note when due and payable or (ii) any default in the payment of interest when due and payable and such failure to pay is not cured within 30 calendar days from the occurrence thereof;

●	failure to deliver, when required by a convertible note, a change of control notice or notice of a change of control or an organic change;

●	default in the Company’s obligation to convert a convertible note upon exercise of the conversion right with respect to such convertible note if not cured within five business days after its occurrence;

●	the Company, any subsidiary of the Company or any of their respective affiliates fails to pay principal when due (whether at stated maturity or otherwise) or an uncured default exists that results in the acceleration of maturity of any indebtedness of the Company, any subsidiary of the Company or any of their respective affiliates in an aggregate amount in excess of $10,000,000 (or its foreign currency equivalent), unless such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within any applicable cure period set forth in the relevant agreement or instrument;

●	one or more final non-appealable judgments for the payment of money in any aggregate amount in excess of $10,000,000 shall be rendered against the Company, any subsidiary of the Company or any of their respective affiliates, or any combination thereof, and the same shall remain undischarged for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company, any subsidiary of the Company or any of their respective affiliates to enforce any such judgment; and

●	certain events of bankruptcy, insolvency or reorganization of the Company.

If certain bankruptcy and insolvency-related events of default occur with respect to the Company, the principal of, and accrued and unpaid interest, if any, on, a convertible note then outstanding shall automatically become due and payable. If an event of default with respect to a convertible note, other than certain bankruptcy and insolvency-related events of default with respect to the Company, occurs and is continuing, a holder may at its option declare its convertible note to be immediately due and payable.

The convertible notes will be exchanged on July 12, 2024 for substantially identical notes that will be eligible for clearance and settlement through the Depository Trust Company and the Company will enter into an indenture with respect to such notes with U.S. Bank Trust Company, National Association, as trustee.

Please see Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources – Debt Financings” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024, filed with the Securities and Exchange Commission on May 15, 2024, for a description of the Company’s debt facilities with Kline Hill and Carlyle.

The foregoing description of the Exchange Agreement, convertible notes and note purchase agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the Exchange Agreement, convertible notes and note purchase agreements, the forms of which are filed as Exhibits 10.1, 10.2, and 10.3, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the entry into the Exchange Agreement is incorporated by reference herein in its entirety. Upon closing the transactions in the Agreement, the Company will issue the convertible notes and Shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

To the extent that any shares of Common Stock are issued upon conversion of the convertible notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the convertible notes and any resulting issuance of shares of Common Stock. Initially, a maximum of 41,046,426 shares of Common Stock may be issued upon conversion of the convertible notes based on the initial maximum conversion rate of 892.8571 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions, assuming the issuance of the additional convertible note in the original principal amount of $4,000,000 to the strategic investor as discussed above.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Exchange Agreement, dated July 1, 2024.
10.2	Form of Convertible Note, dated July 1, 2024.
10.3	Form of Convertible Note Purchase Agreement, dated July 1, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Solaria, Inc.

Dated: July 8, 2024

By:
Thurman J. Rodgers
Chief Executive Officer

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